UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)              October 12, 2005
Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)
(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 12, 2005, the $700 million credit agreement among Waters Corporation (the “Company”), Waters Technologies Ireland Ltd. and Waters Chromatography Ireland Ltd. and JP Morgan Chase Bank, N.A. as Administrative Agent and JP Morgan Europe Limited as London Agent, and various lenders, dated December 15, 2004 (the “Credit Agreement”), was amended, as follows. The Leverage Ratio covenant, defined as Consolidated Debt to Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company, was increased from 3.0:1 to 3.25:1. As a result a new pricing tier was added as set forth in the amendment. The definition of Consolidated EBITDA was amended to exclude stock-based compensation to the extent deducted from consolidated net income pursuant to Statement of Financial Accounting Standard 123(R), Share-Based Payments.
     The obligations of Waters Technologies Ireland Ltd. and Waters Chromatography Ireland Ltd. are guaranteed by the Company and by the Company’s domestic subsidiaries. The Credit Agreement provides for a $250 million term loan facility, a $300 million revolving facility (“US Tranche”), which includes both a letter of credit and a swingline subfacility, and a $150 million revolving facility (“European Tranche”) that is available to the Company, Waters Technologies Ireland Ltd. and Waters Chromatography Ireland Ltd. The Company may on a single occasion request of the lender group that commitments for the US Tranche or European Tranche be increased up to an additional $100 million. Existing lenders are not obligated to increase commitments, and the Company can seek to add additional lenders as parties to the Credit Agreement. The term loan facility and the revolving facilities both mature on December 15, 2009, and require no scheduled prepayments before that date.
     On October 12, 2005, the Company increased the $700 million credit facility available under the Credit Agreement to $800 million as permitted in the Credit Agreement, increasing the European Tranche from $150 million to $250 million. The Company plans to use the proceeds of the additional borrowings, if and when utilized, for general corporate purposes as provided for under the Credit Agreement. As of October 12, 2005, the following amounts were outstanding under the Credit Agreement: $250 million under the term loan facility, $270 million under the US Tranche and $115 million under the European Tranche.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Dated: October 17, 2005	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer